Exhibit 10.1

AMENDMENT NO. 2

AMENDMENT NO. 2 , dated as of September 21, 2021 (this “Amendment”), among ROLLER BEARING COMPANY OF AMERICA, INC., a Delaware corporation (the “Borrower”), RBC BEARINGS INCORPORATED, a Delaware corporation (“Holdings”), the other Credit Parties, the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), to the Credit Agreement dated as of April 24, 2015 (as amended by that certain Amendment No. 1 dated as of January 31, 2019 and as otherwise amended, restated, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Borrower, Holdings, the Administrative Agent, the Collateral Agent, the Swingline Lender, the Letter of Credit Issuer and the Lenders referred to therein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

WHEREAS, pursuant to the Stock and Asset Purchase Agreement (the “Acquisition Agreement”), dated as of July 24, 2021, by and between Holdings and ABB Asea Brown Boveri Ltd, a corporation organized under the laws of Switzerland (the “Seller”), Holdings, directly or indirectly, agreed to acquire the mechanical power transmission division of the Seller operated under the “Dodge” brand (the “Pending Acquisition”);

WHEREAS, the Borrower desires to amend the Credit Agreement to permit the issuance, incurrence and/or sale of (i) up to $1.0 billion in aggregate liquidation preference of a newly created series of preferred stock of Holdings, expected to be titled Series A Mandatory Convertible Preferred Stock, plus an additional up to $150 million in aggregate liquidation preference of Series A Mandatory Convertible Preferred Stock that the underwriters thereof may purchase (the “Mandatory Convertible Preferred Stock”) and (ii) up to $600 million in aggregate principal amount of senior unsecured notes by the Borrower (the “2021 Senior Unsecured Notes”), which 2021 Senior Unsecured Notes may be guaranteed by Holdings and one or more of its subsidiaries, in each case the net proceeds of which shall be used, on the date of consummation of the Pending Acquisition, to pay a portion of the cash purchase price for the Pending Acquisition, to pay acquisition-related fees and expenses, and for other general corporate purposes;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                     Amendments. Each party hereto agrees that, effective as of the Amendment No. 2 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)                 The following defined terms shall be added to Section 1.1 of the Credit Agreement in alphabetical order:

i.                     “2021 Senior Unsecured Notes” has the meaning specified in Amendment No. 2.

ii.                   “Amendment No. 2” shall mean Amendment No. 2 to this Agreement dated as of the Amendment No. 2 Effective Date.

iii.                 “Amendment No. 2 Effective Date” shall mean September 21, 2021.

iv.                 “Amendment Reversal Trigger Event” shall mean Holdings’ failure to consummate the Pending Acquisition pursuant to the Acquisition Agreement by January 26, 2022, or if earlier, the termination of Holdings’ (or its affiliate) obligation to consummate the Pending Acquisition pursuant to the Acquisition Agreement.

v.                   “Mandatory Convertible Preferred Stock” has the meaning specified in Amendment No. 2.

(b)                The definition of “Permitted Liens” shall be amended by (i) removing the “and” at the end of section (35), (ii) removing the period at the end of section (36) and adding “; and” at the end of section (36) and (iii) adding the following section (37) immediately following section (36): “Pending consummation of the Pending Acquisition, liens securing the escrow proceeds of the 2021 Senior Unsecured Notes and Mandatory Convertible Preferred Stock permitted to be incurred pursuant to Section 10.1 clause (x) of the Credit Agreement; provided that, upon the occurrence of an Amendment Reversal Trigger Event, the incurrence of Liens on such proceeds shall not be permitted under this clause (37).”.

(c)                 Section 10.1 of the Credit Agreement is amended by (i) removing the “and” from the end of clause (v), (ii) adding “and” to the end of clause (w) and (iii) adding the following clause (x) immediately following clause (w):

“(x) the issuance, incurrence and/or sale of the (i) 2021 Senior Unsecured Notes in an aggregate principal amount not to exceed $600,000,000 and (ii) the Mandatory Convertible Preferred Stock in an aggregate amount not to exceed $1,150,000,000, in each case together with all premiums (if any), interest (including post-petition interest), dividends, accretion or amortization of original issue discount, fees, expenses, charges and additional or contingent interest on obligations thereunder; provided that, upon the occurrence of an Amendment Reversal Trigger Event, no 2021 Senior Unsecured Notes or Mandatory Convertible Preferred Stock shall be permitted under this clause (x).”

(d)                Section 10.7 of the Credit Agreement is amended by adding the following proviso at the end thereof:

; provided further that, with respect to the Test Period ending September 30 2021, the Mandatory Convertible Preferred Stock shall not constitute Consolidated Total Debt when calculating the Consolidated Total Debt to Consolidated EBITDA Ratio.

Section 2.                     Representations and Warranties. The Credit Parties represent and warrant to the Lenders and the Administrative Agent as of the Amendment No. 2 Effective Date that:

(a)                 At the time of and immediately after giving effect to this Amendment, the representations and warranties set forth in the Credit Documents are true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification) with the same effect as if made on the Amendment No. 2 Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

(b)                At the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3.                     Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment No. 2 Effective Date”) on which:

(a)                 the Administrative Agent (or its counsel) shall have received from the Credit Parties and Revolving Credit Lenders constituting the Required Lenders, a counterpart of this Amendment signed on behalf of each such party; and

(b)                the representations and warranties set forth in Section 2 hereof shall be true and correct and the Administrative Agent shall have received a certificate of a responsible officer to such effect.

Section 4.                     Fees and Expenses. The Borrower agrees to reimburse the Administrative Agent for the reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent.

2

Section 5.                     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

Section 6.                 Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.                     Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.                     Effect of Amendment. On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Credit Agreement”, “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or waived by this Amendment. The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended or waived by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Credit Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, but rather constitute a modification thereof pursuant to the terms contained herein. This Amendment constitutes a Credit Document.

[Signature Pages Follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ROLLER BEARING COMPANY OF AMERICA, INC., as Borrower

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President and Chief Operating Officer

RBC BEARINGS INCORPORATED, as Holdings

By:	/s/ Daniel A. Bergeron
Name:	Daniel A. Bergeron
Title:	Vice President and Chief Operating Officer

[Signature Page to Amendment No. 2]

WELLS FARGO BANK, N.A. as Administrative Agent and a Lender

By:	/s/ Evan C. Ingwers
Name:	Evan C. Ingwers
Title:	Senior Vice President

[Signature Page to Amendment No. 2]

Bank of America, N.A., as a Lender

By:	/s/ Timothy J. Waltman
Name:	Timothy J. Waltman
Title:	Vice President

[Signature Page to Amendment No. 2]

Citizens Bank, N.A., as a Lender

By:	/s/ Chancellor Peterson
Name:	Chancellor Peterson
Title:	Senior Vice President

[Signature Page to Amendment No. 2]

KeyBank National Association, as a Lender

By:	/s/ Eric W. Domin
Name:	Eric W. Domin
Title:	VP

[Signature Page to Amendment No. 2]

BMO Harris Bank N.A. as a Lender

By:	/s/ Andrew Berryman
Name:	Andrew Berryman
Title:	Director

[Signature Page to Amendment No. 2]

Citigroup Global Markets Inc. as a Lender

By:	/s/ Matthew Burke
Name:	Matthew Burke
Title:	Managing Director

If a second signature is necessary:

By:	/s/ Massoma Ali
Name:	Masooma Ali
Title:	Vice President - Relationship Manager

[Signature Page to Amendment No. 2]

Truist Bank, as a Lender

By:	/s/ David J. Sharp
Name:	David J. Sharp
Title:	Director

[Signature Page to Amendment No. 2]